EXHIBIT 99.1

ABTECH HOLDINGS, INC. ANNOUNCES REVERSE STOCK SPLIT

SCOTTSDALE, AZ, November 5, 2018 – Abtech Holdings, Inc. (OTC PINK: ABHD; the “Company”), an environmental technologies firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination, announced today that the 200-for-1 reverse stock split to the Company’s issued and outstanding common stock par value $0.001 per share (the “Common Stock”) and the 16-for-1 reverse stock split to the Company’s authorized Common Stock (together the “Stock Split”), which was approved by the Company’s stockholders at the Annual Meeting of Stockholders on August 15, 2018, will become effective with the Financial Industry Regulatory Authority (FINRA) and in the market place on Tuesday, November 6, 2018 (the “Effective Date”), whereupon the shares of Common Stock will begin trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol will change to “ABHDD” for a period of 20 business days, after which time the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “ABHD”.

On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Stock Split, divided by 200, rounded up to the nearest whole number. As a result of the Stock Split, the Company’s issued and outstanding shares of Common Stock will decrease from 504,872,558 to approximately 2,525,000 shares (depending on the number of fractional shares rounded up to whole shares) and the number of authorized shares will decrease from 800,000,000 shares to 50,000,000 shares.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Stock Split.

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the reverse stock split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Stock Split to each requesting stockholder.

Worldwide Stock Transfer, LLC

1 University Plaza, Suite 505

Hackensack, NJ 07601

Tel (201) 820-2008

Fax (201) 820-2010

All options, warrants and convertible securities of the Company outstanding immediately prior the Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 200 and multiplying the exercise or conversion price thereof by 200 as a result of the Stock Split.

On October 31, 2018, the Company filed a preliminary information statement relating to a potential increase in its authorized Common Stock approved by the holders of a majority of its outstanding Common Stock as of October 29, 2018. This action will no longer be taken by this written consent process and, accordingly, a definitive information statement will not be filed or mailed to stockholders.

For additional information regarding the Stock Split, reference is made to the Company’s Current Report on Form 8-K dated November 5, 2018, as filed with the Securities and Exchange Commission.

ABOUT ABTECH HOLDINGS, INC. (OTC PINK: ABHD) AND ABTECH INDUSTRIES, INC.

AbTech offers innovative solutions for stormwater management and industrial water & wastewater treatment. AbTech integrates its own advanced technologies along with third-party technologies and systems to provide customers with effective and economical solutions. AbTech products include advanced filtration media technologies and various water treatment systems. The filtration media technologies are generally based on our patented and proven Smart Sponge® products capable of reducing bacteria and removing hydrocarbons, heavy metals, sediment and other foreign elements from still and flowing water. AbTech Industries, Inc. is a subsidiary of Abtech Holdings, Inc.

This news release contains "forward-looking statements" which involve many risks and uncertainties. Forward-looking statements are not purely historical, are not assurances of future performance, and include, for example, any statements regarding beliefs, plans, expectations or intentions regarding the future. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities, our plans and objectives for future operations, assumptions underlying such plans and objectives, the expected success and benefit of water treatment trials, the expected benefits from new technologies, and other forward-looking statements included in this news release. Such statements may be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “would,” “could,” “confident,” “forecast,” “hope,” “likely,” “plan,” “possible,” “potential,” “predict,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “future,” “ongoing,” “goal,” “seek,” “strategy,” or similar terms, variations of such terms, or the negative of such terms.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict – many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Such statements are based on information currently available to management and management’s current expectations, and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, trials, and technologies, among others. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could or do differ from those projected in the forward-looking statements. Actual results, including our financial condition, in each case could differ materially from those anticipated in such statements by reason of factors such as future economic or financial conditions, changes in consumer demand, legislative, regulatory and competitive developments in markets in which we operate, results of litigation, and other circumstances affecting anticipated revenues and costs. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact:

Lane J. Castleton

Chief Financial Officer

Abtech Holdings, Inc.

480-874-4000

lcastleton@abtechindustries.com